Execution Version
EXHIBIT 10.2

March 30, 2026
1.GUARANTEE. FOR VALUE RECEIVED, CoreWeave, Inc., a Delaware corporation (the “Guarantor”), in connection with that certain Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified, the “Credit Agreement”), among CoreWeave Compute Acquisition Co. VIII, LLC, as borrower (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”), and U.S. Bank Trust Company, National Association, not in its individual capacity but solely as collateral agent (the “Collateral Agent”), does hereby unconditionally and irrevocably guarantee (this “Guarantee”) to the Guaranteed Party (as defined below) the Guaranteed Obligations (as defined on Schedule 1 hereto). “Guaranteed Party” shall mean the Collateral Agent (on behalf of itself and the other Secured Parties), together with its successors and permitted assigns. The Guarantor further agrees to pay, upon reasonable request and as soon as reasonably practicable, all reasonable and documented expenses (including, without limitations, all reasonable and documented fees and disbursement of counsel to the Guaranteed Party), that may be paid or incurred by the Guaranteed Party in enforcing any rights against the Guarantor under this Guarantee or collecting any or all of the Guaranteed Obligations from the Guarantor under this Guarantee (other than expenses incurred to collect or enforce the payment and performance by the Borrower of the Guaranteed Obligations).
2.DEFINITIONS. Capitalized terms used but not defined herein shall have the meaning given to such terms (whether by reference to another document or otherwise) in the Credit Agreement.
3.WAIVER OF NOTICE. The Guarantor hereby waives notice of acceptance of this Guarantee, and agrees that, in its capacity as a guarantor, it shall not be required to consent to, or to receive any notice of, any supplement to or amendment of, or waiver or modification of the terms of, the Credit Agreement or any of the other Loan Documents that may be made or given as provided therein.
4.CONSIDERATION. This Guarantee is being furnished to induce the Lenders to make loans to the Borrower for the purposes set forth in the Credit Agreement. The Guarantor will enjoy substantial commercial benefits from the transactions contemplated by the Credit Agreement and the other Loan Documents.
5.REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to the Secured Parties as of the date hereof (unless any such representation and warranty relates to an earlier date) as follows:
(a)Organization; Powers. It is a corporation duly formed and existing under the laws of Delaware and has all organizational powers (including, without limitation, corporate powers) and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for the licenses, authorizations, permits, consents and approvals the failure of which to be obtained would not reasonably be expected to have, whether individually or in the aggregate, a Material Adverse Effect. It is duly qualified to do business and, in the case of those jurisdictions where such concept is known, is in good standing, in each jurisdiction where that qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, whether individually or in the aggregate, a Material Adverse Effect. This Guarantee has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)Authorization; Enforceability. The execution, delivery and performance by it of this Guarantee is within its powers (including, without limitation, corporate powers) and have been duly authorized by all necessary actions.
(c)Governmental Approvals; No Conflicts. The execution, delivery and performance by it of this Guarantee (i) do not require any consent or approval (including any exchange control approval) of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable Law or any order of any Governmental Authority, except for any such violation that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (iii) will not violate its by-laws, and (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, in each case, except for any such default that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(d)Patriot Act. To the extent applicable, it is in compliance, in all material respects, with the PATRIOT Act.
(e)Litigation and Contingent Liabilities. No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or to its knowledge threatened in writing against the Guarantor which, if adversely determined and for which there is a reasonable probability of an adverse decision, is likely to have a Material Adverse Effect.
(f)For purposes hereof, “Material Adverse Effect” shall mean any event or circumstance arising in respect of the Guarantor and its Subsidiaries that has had (a) a material adverse effect on the business, operations, properties, assets or financial condition of the Guarantor and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Guarantor to fully and timely perform its obligations hereunder, or (c) a material impairment of the validity or enforceability of, the material rights, remedies or benefits available to the Lenders, the Administrative Agent or the Collateral Agent hereunder.
6.COVENANTS. The Guarantor covenants as follows:
(a)Existence; Conduct of Business. The Guarantor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business of which the failure to do so, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(b)Compliance with Laws. The Guarantor shall comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, of which the failure to do so, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(c)Fundamental Changes. The Guarantor will not without the prior written consent of the Collateral Agent merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, unless the surviving entity shall expressly assume the obligations of the Guarantor hereunder.
7.NO WAIVER. No failure or delay or lack of demand, notice or diligence in exercising any right under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Guarantee.
8.UNCONDITIONAL GUARANTEE. This Guarantee is an absolute, unconditional and continuing guarantee of payment and not of collection. The Guarantor waives any right to require that any right to take action against the Borrower be exhausted or that resort be made to any security prior to action being taken against the Guarantor hereunder.
9.WAIVERS, ETC.
(a)In the event that this Guarantee or any Loan Document to which the Borrower is a party shall be terminated, rejected or disaffirmed as a result of bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceedings with respect to the Borrower, the Guarantor’s obligations hereunder to the Guaranteed Party shall continue to the same extent as if the same had not been so terminated, rejected or disaffirmed. The Guarantor hereby waives all rights and benefits that might, in whole or in part, relieve it from the performance of its duties and obligations by reason of any proceeding as specified in the preceding sentence, and the Guarantor agrees that it shall be liable for all sums guaranteed, in respect of and without regard to, any modification, limitation or discharge of the liability of the Borrower that may result from any such proceedings and notwithstanding any stay, injunction or other prohibition issued in any such proceedings. Furthermore, the obligation of the Guarantor hereunder will not be discharged by: (i) any extension or renewal with respect to any obligation of the Borrower under the Loan Documents; (ii) any modification of, or amendment or supplement to, any such agreement; (iii) any furnishing or acceptance of additional security or any release of any security; (iv) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to the Borrower or any change in the structure of the Borrower; (v) any change in ownership of the equity interests of the Guarantor or the equity interests in the Borrower or any merger or consolidation of any thereof into or with any other Person; or (vi) any assignment, transfer, participation or other arrangement by which a Lender transfers its interests in the Loans in accordance with the Credit Agreement.
(b)Except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of this Guarantee, to the fullest extent permitted by applicable Law, the obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the reduction or repayment of the Guaranteed Obligations (or any portion thereof). The Guarantor understands and agrees that its obligations hereunder shall be continuing, absolute and unconditional without regard to, and the Guarantor hereby waives any defense to, or right to seek a discharge of, its obligations hereunder with respect to (i) the validity, legality, regularity or enforceability of this Guarantee or any other Loan Document, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Guaranteed Party; (ii) any defense, setoff or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Guarantor against the Borrower, the Guaranteed Party or any other Person in connection with this Guarantee; or (iii)

any other circumstances whatsoever (including statute of limitations) (with or without notice to or knowledge of the Borrower or the Guarantor) that constitute, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance.
(c)To the extent that the Borrower would be required to make payments pursuant to Section 9.05 of the Credit Agreement, the Guarantor further agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including without limitation, all Attorney Costs to the extent required pursuant to Section 9.05 of the Credit Agreement) solely to the extent that such amounts may be paid or incurred by the Guaranteed Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the occurrence of Payment in Full under the Credit Agreement, notwithstanding that from time to time prior thereto no amounts may be outstanding under the Credit Agreement.
(d)The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Guaranteed Party hereunder. No payment or payments made by the Borrower received or collected by the Guaranteed Party from the Borrower by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of, or in payment of, the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder, which shall, notwithstanding any such payment or payments (other than payments made by the Borrower or the Guarantor in respect of the Guaranteed Obligations or payments received or collected from the Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of the Guarantor hereunder until the occurrence of Payment in Full under the Credit Agreement. Anything herein or in the Credit Agreement to the contrary notwithstanding, as of any date of determination the maximum liability of the Guarantor hereunder shall in no event exceed the amount that is the lesser of (i) the outstanding Guaranteed Obligations as of such date of determination and (ii) the maximum liability which can be guaranteed by the Guarantor under the Bankruptcy Code or any applicable federal and state requirements of law relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.
(e)All payments due hereunder shall be paid by Guarantor in immediately available funds in U.S. dollars within thirty (30) days following receipt by Guarantor of an invoice thereof from the Guaranteed Party setting forth such costs and expenses in reasonable detail including, if requested by the Guarantor and to the extent reasonably available, backup documentation supporting such reimbursement request.
10.NO SUBROGATION. Notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Guaranteed Party or a Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Guaranteed Party or any Lender against the Borrower or any Collateral, security or guarantee or right of setoff held by the Guaranteed Party or a Lender for the payment of the Guaranteed Obligations, nor shall the Guarantor seek or be entitled to seek any reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts and performance owing to the Guaranteed Party by the Borrower on account of the Guaranteed Obligations are paid and performed in full. The obligations of the Guarantor hereunder either shall be automatically reinstated if and to the extent that any payment by or on behalf of the Borrower in respect of any of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations as a result of any proceedings in bankruptcy or reorganization or similar proceedings and the Guarantor agrees that it will reimburse such holders on demand for all reasonable expenses (including, without limitation, all fees and disbursements of counsel to the Guaranteed Party) incurred by such holders in connection with such rescission or restoration.
11.SEVERABILITY; NO THIRD-PARTY BENEFICIARIES. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (as modified by the deletion of the prohibited or unenforceable portion), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, so long as this Guarantee as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Guarantee will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. No provision of this Guarantee is intended to confer any rights, benefits, remedies, obligations, or liabilities under this Guarantee upon any Person other than (a) the parties to this Agreement, (b) the Secured Parties (each of which is an express third party beneficiary) and, with respect to each Person in clauses (a) and (b) their respective successors and assigns.
12.SUCCESSORS AND ASSIGNS; TERMINATION. Guarantor may not assign its rights and obligations under this Guarantee in whole or in part without the written consent of the Guaranteed Party. Subject to the foregoing, this Guarantee shall be binding upon the successors and assigns of the Guarantor; provided, that (a) no transfer, assignment or delegation by the Guarantor without the consent of the Guaranteed Party shall release such Guarantor from its liabilities hereunder and (b) this Guarantee may be assigned to the Collateral Agent (for the benefit of the Secured Parties) as collateral security. This Guarantee shall terminate on the date that Payment in Full occurs.
13.NOTICES. All notices, requests and demands to or upon the Guarantor or any other party shall be made in accordance with Section 9.01 of the Credit Agreement or such other address for notice as the Guarantor shall last have furnished in writing to the Person giving the notice.
14.LIMITED RECOURSE AND NON-PETITION. Notwithstanding any other provision of this Guarantee, the Guarantor’s liability under this Guarantee and the Guaranteed Parties’ recourse to the Guarantor under this Guarantee shall be limited to the assets of such Guarantor. The obligations of the Guarantor under this Guarantee are solely the corporate obligations of the Guarantor and no person (including, without limitation, the Guaranteed Parties) shall have any recourse against any former, current or future director, officer, agent, affiliate, manager, assignee, incorporator, controlling person, fiduciary, representative, employee, stockholder or member of the Guarantor in respect of any obligation, covenant, indemnity, representation or agreement made or given by the Guarantor pursuant to this Guarantee or any notice or document which the Guarantor is requested to deliver pursuant to the provisions of this Guarantee.
15.GOVERNING LAW; SUBMISSION TO JURISDICTION. This Guarantee and related matters shall be governed by, and construed in accordance with, the law of the State of New York. The Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan, New York City for the purposes of all legal proceedings arising out of or relating to this Guarantee or the transactions contemplated hereby. The Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
16.WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
17.REINSTATEMENT. This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Guarantor for liquidation or reorganization, should the Guarantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any the Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall automatically and immediately be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Guarantee as of the date first above written.
COREWEAVE, INC., a Delaware corporation

By:    /s/Michael Intrator
Name:    Michael Intrator
Title:    President and Chief Executive Officer

[Signature Page to Guarantee]

Schedule 1
to Guarantee
DEFINITION OF GUARANTEED OBLIGATIONS
“Guaranteed Obligations” means any liabilities, losses, damages and reasonable and documented expenses incurred by a Guaranteed Party (but excluding (i) diminution of value claims (including with respect to any reductions in the trading price or yield of the Loans), (ii) special, consequential, exemplary or punitive damages, except to the extent a Guaranteed Party is required in a final, non-appealable judgement to pay the same to a third party, if such damages would otherwise be covered hereunder (without duplication), (iii) any of the foregoing to the extent resulting from the gross negligence, illegal acts, fraud or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction, of the Person otherwise entitled to indemnification or recourse for such losses and (iv) any liabilities, losses, damages and reasonable and documented expenses incurred by a Guaranteed Party to the extent relating to claims arising under any Loan Document), in each case, arising out of actions taken by the Guarantor, CoreWeave Debt Holdco I, LLC, a Delaware limited liability company (“Pledgor Parent”), Pledgor, Borrower or any of the Borrower’s Subsidiaries on or after the Closing Date directly attributable to the following:
(a)actually fraudulent actions taken by the Guarantor, Pledgor Parent, Pledgor, Borrower or any of the Borrower’s Subsidiaries with respect to the Loan Documents;
(b)willful misconduct of the Guarantor, Pledgor Parent, Pledgor, Borrower or any of the Borrower’s Subsidiaries that directly results in material physical damage or material waste to the Project (provided that there shall be no liability for any physical damage or waste to the extent caused by a failure to pay expenses due to insufficient net funds having been generated from the Project for the Borrower’s business operations or the Collateral Agent’s failure to or refusal to allow the Borrower to utilize available funds for such purposes, and in no event shall Guarantor be required to fund equity to the Borrower to prevent such physical damage or material waste);
(c)the misappropriation by the Guarantor, Pledgor Parent, Pledgor, Borrower or any of the Borrower’s Subsidiaries of any Collateral or any proceeds received on account of the Collateral in contravention of the Loan Documents;
(d)the commencement by the Guarantor, Pledgor Parent, Pledgor, Borrower or any of the Borrower’s Subsidiaries of a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or
(e)the consent by the Guarantor, Pledgor Parent, Pledgor, Borrower or any of the Borrower’s Subsidiaries to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee, custodian or other official having similar powers for such Person for all or any part of the property of such Person.
Sch. 1